UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 4, 2015

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 4, 2015, Stereotaxis, Inc. (the “Company”) issued a press release announcing the commencement of a warrants offering (the “Warrants Offering”) of transferable subscription warrants to holders of record of the Company’s common stock and of certain of the Company’s warrants (pursuant to the terms of their respective warrants) to purchase an aggregate of up to 5,755,775 shares of our common stock, par value $0.001 per share. A copy of the Company’s press release is filed as Exhibit 99.8 attached hereto. In connection with the Warrants Offering, the Company is filing items included as exhibits to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits in the Company’s Registration Statement on Form S-3 (File No. 333-192606), to which the prospectus supplement dated September 4, 2015, relating to the Warrants Offering is a part.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant Certificate

5.1	Opinion of Bryan Cave LLP

8.1	Opinion of Bryan Cave LLP regarding certain tax matters

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

99.1	Form of Instructions

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Beneficial Holders

99.4	Form of Letter to Record Stockholders

99.5	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.6	Beneficial Owner Election Form

99.7	Nominee Holder Certification

99.8	Press Release, dated September 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: September 4, 2015	By:	/s/ Karen Witte Duros
Name: Karen Witte Duros
Title: Sr. Vice President, General Counsel